Exhibit 99-1

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                                   UACSC 96-C
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                             MONTH ENDING 10/31/96

PRINCIPAL BALANCE RECONCILIATION                                               D O L L A R S                              NUMBERS
                                                 CLASS A-1           CLASS A-2          CLASS A-3      TOTAL CLASS A's
                                                --------------       -------------      -------------   --------------     ------
Original Principal Balance                      188,000,000.00       97,000,000.00      25,999,057.10   310,999,057.10     24,044
Beginning Period Principal Balance              168,645,052.78       97,000,000.00      25,999,057.10   291,644,109.88     22,939
Principal Collections -
     Scheduled Payments                           3,809,387.97                0.00               0.00     3,809,387.97
Principal Collections - Payoffs                   4,154,006.82                0.00               0.00     4,154,006.82        431
Principal Withdrawal from Payahead                   13,958.52                0.00               0.00        13,958.52
Gross Principal Charge Offs                         127,529.25                0.00               0.00       127,529.25         10
Repurchases                                          81,762.43                0.00               0.00        81,762.43         11
Ending Balance                                  160,458,407.79       97,000,000.00      25,999,057.10   283,457,464.89     22,487
                                                ==============       =============      =============   ==============

Certificate Factor                                   0.8535022           1.0000000          1.0000000        0.9114416
Pass Through Rate                                        6.190%              6.510%             6.630%           6.327%

CASH FLOW RECONCILIATION

Principal Wired                                                                                           7,998,809.58
Interest Wired                                                                                            2,902,358.84
Withdrawal from Payahead Account                                                                             22,560.94
Repurchases (Principal and Interest)                                                                         84,635.08
Charge Off Recoveries                                                                                         2,575.36
Interest Advances                                                                                            48,990.42
Certificate Account Interest Earned                                                                          32,913.38
Spread Account Withdrawal                                                                                         0.00
Class A Surety Bond Draw for
     Class I Interest                                                                                             0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                                0.00
Total Cash Flow                                                                                          11,092,843.60
                                                                                                         =============

TRUSTEE DISTRIBUTION  (11/08/96)

Total Cash Flow                                                                                          11,092,843.60
Unrecovered Advances on
     Defaulted Receivables                                                                                    1,425.46
Servicing Fee (Due and Unpaid)                                                                                    0.00
Interest to Class A-1 Certificateholders                                                                    869,927.40
Interest to Class A-2 Certificateholders                                                                    526,225.00
Interest to Class A-3 Certificateholders                                                                    143,644.79
Interest to Class I Certificateholders                                                                      540,136.71
Principal to Class A-1 Certificateholders                                                                 8,186,644.99
Principal to Class A-2 Certificateholders                                                                         0.00
Principal to Class A-3 Certificateholders                                                                         0.00
Surety Bond Premium                                                                                          36,613.26
Interest Advance Recoveries from Payments                                                                    19,225.64
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                    0.00
Unreimbursed draws on Class A's Surety Bond
     for Class A Principal or  Interest                                                                           0.00
Deposit to Payahead                                                                                          41,859.42
Certificate Account Interest to Servicer                                                                     32,913.38
Payahead Account Interest to Servicer                                                                           557.23
Excess                                                                                                      693,670.33

Net Cash                                                                                                          0.00
                                                                                                         =============

Monthly Servicing Fee and the Spread Amount                                                               1,607,702.03
                                                                                                         =============
Servicing Fee Retained
     from Interest Collections                                                                              243,036.76
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SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                  0.00
Beginning Balance                                                                                         1,346,538.20
Trustee Distribution of Excess                                                                              693,670.33
Interest Earned                                                                                               4,828.94
Spread Account Draws                                                                                              0.00
Reimbursement for Prior Spread Account Draws                                                                      0.00
Distribution of Funds to Servicer                                                                                 0.00
Ending Balance                                                                                            2,045,037.47
                                                                                                         =============

Required Balance                                                                                          3,887,488.21

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION
Original Balance                                                                                         15,549,952.85
Beginning Balance                                                                                        13,235,667.29
Reduction Due to Spread Account                                                                            (698,499.27)
Reduction Due to Principal Reduction                                                                       (409,332.25)
Ending Balance                                                                                           12,127,835.78
                                                                                                         =============

First Loss Protection Required Amount                                                                    12,127,835.78
First Loss Protection Fee %                                                                                       2.00%
First Loss Protection Fee                                                                                    20,886.83

SURETY BOND  RECONCILIATION
Original Balance                                                                                        310,999,057.10
Beginning Balance                                                                                       292,023,125.96
Draws                                                                                                             0.00
Reimbursement of Prior Draws                                                                                      0.00
                                                                                                         =============

Ending Balance                                                                                          292,023,125.96
Adjusted Ending Balance Based
     Upon Required Balance                                                                              283,065,528.29
                                                                                                        ==============
Required Balance                                                                                        283,065,528.29

PAYAHEAD RECONCILIATION
Beginning Balance                                                                                           137,483.53
Deposit                                                                                                      41,859.42
Payahead Interest                                                                                               557.23
Withdrawal                                                                                                   22,560.94
Ending Balance                                                                                              157,339.24
                                                                                                         =============
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